UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in the Current Report on Form 8-K/A of FTE Networks, Inc. (the “Company”) that was filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2019, certain judgments in the aggregate amount of approximately $4.2 million were entered against the Company in favor of six holders of convertible notes of the Company. The failure of the Company to satisfy, vacate or stay first judgment to be entered during the 30-day period following the entry of such judgement on July 31, 2019 constituted an event of default under the Amended and Restated Credit Agreement dated as of July 2, 2019 (the “Credit Agreement”) among the Company and its subsidiaries, Jus-Com, Inc. and Benchmark Builders, Inc., as borrowers, Lateral Juscom Feeder LLC, as Administrative Agent (“Lateral”), and the several lenders party thereto (together with Lateral, the “Lenders”). The occurrence and continuation of the event of default under the Credit Agreement gives the Lenders the right to accelerate the repayment of all amounts borrowed under the Credit Agreement, which totaled approximately $54,518,260.46 as of August 31, 2019, among other remedies. The payment obligations of the Company and its subsidiaries under the Credit Agreement are secured by substantially all of the Company’s assets.

To date, none of the indebtedness under the Credit Agreement has been accelerated by the Lenders. The Company is currently in discussions with the Lenders regarding the possibility of obtaining a waiver or forbearance of the existing event of default.

Forward Looking Statements

This Current Report on Form 8-K may contain “forward looking statements” regarding future events that are based on the Company’s current expectations and are necessarily subject to risks and uncertainty, including risks related to, among other things, the Company’s ability to obtain a waiver or forbearance of certain events of default under the Credit Agreement. Actual results may differ materially from those in the forward-looking statements, including the potential liability resulting from pending or future litigation which could adversely affect the Company’s business, financial condition and results of operation. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Fred Sacramone
Fred Sacramone
Interim Chief Executive Officer

Date: September 6, 2019

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